UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 15, 2012

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 15, 2012, the Board of Directors of Ross Stores, Inc. (the “Company”) approved an updated long-term succession plan. This included the Company’s entry into a new employment agreement with Michael Balmuth, Vice Chairman and Chief Executive Officer, extending through May 2016. The agreement calls for Mr. Balmuth to continue as CEO through and until May 31, 2014 at which time he will cease to be the Company’s Chief Executive Officer, and will become Executive Chairman of the Board until May 31, 2016. In his new role as Executive Chairman of the Board, Mr. Balmuth will remain an executive officer and an employee of the Company with responsibility for assisting in the transition of the incoming Chief Executive Officer and advising senior management on strategy. In addition, Mr. Balmuth will have property development and dd’s DISCOUNTS continuing to report to him.

(e) On August 15, 2012, the Company and Mr. Balmuth agreed upon an extension of his employment agreement with the Company, through May 31, 2016. In conjunction with the extension of his employment agreement, Mr. Balmuth was granted a restricted stock unit grant for 2012 based on a $4 million market value of underlying shares as of August 15, 2012. This award is to vest 25 percent on May 31, 2014, 25 percent on May 31, 2015 and 50 percent on May 31, 2016, provided that Mr. Balmuth continues service with the Company through such dates, and with settlement of the restricted stock units on June 1, 2016.

The revised employment agreement with Mr. Balmuth has principal terms substantially the same as his prior employment agreement, with the exception that (i) his salary while serving as Vice Chairman and Chief Executive Officer will increase to $1,209,000 per year; (ii) his term of office as Vice Chairman and Chief Executive Officer will end on May 31, 2014, after which he will serve as Executive Chairman of the Board for the period beginning on June 1, 2014 and running through May 31, 2016; (iii) during his term as Executive Chairman of the Board, his salary will be reduced to $1,000,000 per year, and his target bonus will be reduced to 85% of base salary; (iv) in the event of termination without cause, for good reason or due to disability, the severance amount will be two times then current salary and two times target bonus (rather than payout for the balance of the contract term), and acceleration of vesting will be limited to restricted stock granted prior to May 1, 2012; and (v) there are no longer any severance provisions or acceleration of vesting for non-renewal of the agreement.

Item 7.01 Regulation FD Disclosure.

On August 15, 2012, the Company issued a press release regarding its long-term management succession plan. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit
No.	Description
99.1	August 15, 2012 Press Release by Ross Stores, Inc. regarding long-term management succession plan*

*Pursuant to Item 7.01 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2012

ROSS STORES, INC.
Registrant

By:	/s/ J. Call
John G. Call
Group Senior Vice President, Chief Financial Officer
and Principal Accounting Officer